                                                                    Exhibit 10.4

                              DATED 27th July 2000

                                  CITY'S ESTATE

                          THE MAYOR AND COMMONALTY AND
                         CITIZENS OF THE CITY OF LONDON

                                      -to-

                              DIGITAS (EUROPE) INC

                                      -and-

                                   DIGITAS INC

                                      LEASE
                                      -of-
                   Part Ground Floor and First to Third Floors
                   Gable Court 10 Alfred Place London WC1 and
                          216-219 Tottenham Court Road
                                    London W1

Commencing 4th August 2000
Expires 3rd August 2015

(Determinable as within provided)

RENT (pounds)857,225 PER ANNUM
(subject to review) and additional rent as within mentioned

Draft dated 06/03/00 Final Amended 20/07/00
Ref CL7616/007/SF/PR

                                     [CREST]

                              --------------------
                                   CORPORATION
                                    OF LONDON
                              --------------------

                          COMPTROLLER & CITY SOLICITOR

                                      LEASE
                                      -of-
                   Part Ground Floor and First to Third Floors
                   Gable Court 10 Alfred Place London WC1 and
                          216-219 Tottenham Court Road
                                    London W1

                                [GRAPHIC OMITTED]

                               CONTENTS AND INDEX

            Clause                    Title
            ------                    -----

            1.1                       Definitions
            2.1                       Demise
            2.2                       Reddendum
            2.3                       Insurance Premiums
            2.4                       Service Charges
            2.5                       Service Charges - Accounting Provisions
            3.0                       Lessee's Covenants
            3.1                       Rent
            3.2                       Rates and Outgoings
            3.3                       Value Added Tax
            3.4                       Statutory Obligations
            3.5                       Lessee's Insurance Obligations
            3.6                       Repairs and Decoration
            3.7                       Electrical Installations
            3.8                       To Yield Up
            3.9                       To Permit Entry and Execute Repairs
            3.10                      Lessor's Works
            3.11                      Access of Light, etc
            3.12                      Alterations and Additions
            3.13                      Prohibited Uses and Activities
            3.14                      Permitted Use
            3.15                      Advertisements, etc
            3.16                      Alienation
            3.17                      Registration of Devolution
            3.18                      Reletting and Sale of Reversion
            3.19                      Interest on Late Payments
            3.20                      Lessor's Costs
            3.21                      Other Lessee's Obligations
            4.0                       Arbitration
            5.0                       Proviso for Re-Entry
            6.0                       Suspension of Rent
            7.0                       Miscellaneous Provisions
            8.0                       Notices
            9.0                       Lessor's Covenants
            9.1                       Quiet Enjoyment
            9.2                       To Insure
            9.3                       To Provide Services
            9.4                       To Reinstate
            10.0                      New Lease
            11.0                      Surety Covenants

The First Schedule        -           Rights and Easements
The Second Schedule       -           Reservations
The Third Schedule        -           The Services
The Fourth Schedule       -           Rent Review

          THIS LEASE made the 27th day of July 2000 BETWEEN THE MAYOR AND COMMONALTY AND CITIZENS OF THE CITY OF LONDON of Guildhall London EC2P 2EJ (hereinafter called 'the Lessors' which expression shall where the context so requires or admits include the estate owner or estate owners for the time being of the reversion expectant on determination of the term hereby granted) of the first part DIGITAS (EUROPE) INC (Company Registration No. F2021441) whose address for service in England is at 10 Alfred Place London WC1 (hereinafter called 'the Lessee' which expression shall where the context so requires or admits include the persons deriving title under or through the Lessee) of the second part and DIGITAS INC whose address for service in England is at 10 Alfred Place London WC1 (hereinafter called "the Surety") of the third part

          WITNESSETH as follows:-

1.0       DEFINITIONS AND INTERPRETATION

1.1 In this Lease the following words and expressions shall where the context so admits be deemed to have the following meanings:-

          'Agreement for Lease'    means an agreement to enter into this Lease
                                   made the 27th day of July 2000 between (1) the Lessors and (2) the Lessee

          'Arbitration'            means arbitration by an independent surveyor
                                   in accordance with Clause 4

          'Building'               means the building known as Gable Court
                                   216-219 Tottenham Court Road London W1 and 10
                                   Alfred Place London WC1 of which the Premises form part and refers to each and every part of the Building and includes the shared loading bay the LEB Substation the Building
                                   Management Office and any other areas
                                   appurtenant to the Building and all landlords and other fixtures and fittings lifts plant apparatus and


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                                   equipment therein and all additions
                                   alterations and improvements thereto and structures thereon from time to time

          'Chamberlain'            means the Chamberlain of London or the person
                                   or persons for the time being appointed by him or by the Lessors (who may be persons employed by or otherwise connected with the Lessors) to perform the functions designated to him by this Lease

          'City Surveyor'          means the City Surveyor of the Corporation
                                   of London or such qualified surveyor for the time being appointed by him or by the Lessors (who may be a surveyor employed by or otherwise connected with the Lessors) to perform the functions designated to him by this Lease

          'Comptroller and         means the Comptroller of the Chamber and
          City Solicitor'          Bridge House Estates and City Solicitor for
                                   the time being of the Corporation of London or the Lessors' solicitor for the time being (who may be employed by or otherwise connected with the Lessors)

          'Financial Year'         means the period from 1st April in every
                                   year to 31st March in the following year or such other period as the City Surveyor may from time to time determine as being an accounting year for the purposes of this Lease

          'Interest Rate'          means the base rate of Barclays Bank plc from
                                   time to time or in the absence of publication of such rate such comparable


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

                                   rate as the Lessors may from time to time acting reasonably specify

          'Insured Perils'         means (subject as hereinafter provided) the
                                   perils of fire lightning explosion aircraft
                                   (and other aerial devices) or articles
                                   falling from them riot civil commotion
                                   malicious persons acts of terrorism
                                   earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus impact by mechanically propelled vehicles and such other risks (if any) that the Lessors may from time to time insure

          'Lease' means this Lease and includes any deeds or documents supplemental to it

          'Plans'                  means the Plans annexed hereto

          'Premises'               means all those office premises on the first
                                   second and third floors of the Building
                                   together with the ground floor entrance and first floor courtyard and the lift motor room and switch room in the basement as the same are shown hatched black on the plan annexed hereto and refers to each and every part of the Premises and includes (a) the inside and outside of the windows and the window frames and of the doors and door frames (including mastic joints or seals) bounding the Premises and any glass in such windows and doors (b) the internal plaster surfaces of load bearing walls and of external walls of the Building and one half (severed vertically) of all non-loadbearing walls which divide the Premises from any other part of the Building (c) all non-loadbearing walls within the Premises (d) the flooring (including the surface of the first floor courtyard) down to the joists or other structural parts supporting the same but excluding the glass roof over the ground floor retail unit below part of the Premises
                                   (e) the ceiling plaster (f) all other
                                   internal surfaces and partitions including the glass curtain walling of the lightwell
                                   (g) all additions and improvements to the Premises (h) all tanks cisterns wiring pipes ducts and conducting media in any part of the Building and exclusively serving the Premises
                                   (i) the lifts and lift shafts and (j) all appurtenances fixtures fittings and rights hereby demised and the pavement lights coal plates and skylights (if any) exclusively serving the Premises but otherwise excluding all structural and loadbearing parts of the Building and the external walls foundations and roof of the Building

          'Review Date'            means the 4th day of August in the years 2005
                                   and 2010 or either of those dates

          'Schedule'               means a schedule to this Lease

          'Services'               means the services facilities and amenities
                                   specified in the Third Schedule

          'Term' means the term of years granted by this Lease and includes any period of holding over or extension or continuance whether under statute or common law

          'Yearly Rent'            means the rent first reserved by this Lease
                                   as payable from time to time

1.2. Any covenant in this Lease by the Lessee not to do any thing shall include a covenant not to permit or suffer that thing to be done

1.3. The clause headings in this Lease shall not be taken into account in or affect the interpretation of the Lease

1.4. Words in this Lease importing the singular meaning shall include the plural meaning and vice versa

1.5. Any reference to a statute shall (unless otherwise specified) include any modification extension or re-enactment thereof for the time being in force and every instrument order direction regulation byelaw or other derivative legislation made under it and any reference to statute or legislation generally shall include reference to any regulation or other legislation of the European Union that is applicable to the Building or the Premises as the case may be

1.6. Whenever any party to this Lease consists of more than one person or body corporate the obligations and liabilities of that party shall be joint and several obligations of those persons and bodies corporate

1.7. Where the context so requires or admits any reference to any officer of the Mayor and Commonalty and Citizens of the City of London or the Corporation of London shall include his deputy or any person appropriately qualified or authorised to act on behalf of the Lessors in that capacity

2         DEMISE

2.1 IN consideration of the rents and covenants hereinafter reserved and contained and at the request of the Surety the Lessors hereby demise unto the Lessee ALL THAT the Premises TOGETHER with the rights and easements specified in the First Schedule but EXCEPT AND RESERVING to the Lessors and all others so entitled or authorised the rights and easements specified in the Second Schedule TO HOLD the Premises (except and reserved as aforesaid) SUBJECT TO any existing rights of light enjoyed by any windows or openings in any adjoining or neighbouring premises unto the Lessee for a term of fifteen years commencing on and from the 4th day of August 2000 and expiring on the 3rd day of August 2015 determinable nevertheless as hereinafter provided

2.2 YIELDING AND PAYING therefor to the Lessors during the Term FIRST on and from the 4th August 2000 up to and including the 3rd day of February 2001 the Yearly Rent of a peppercorn and on and from the 4th day of February 2001 the Yearly Rent of Eight Hundred And Fifty Seven Thousand Two Hundred and Twenty-Five Pounds ((pounds)857,225.00) exclusive of Value Added Tax or such greater Yearly Rent as may be determined in accordance with the Fourth Schedule by equal quarterly payments in advance on the Twenty-fifth day of March the Twenty-fourth day of June the Twenty-ninth day of September and the Twenty-fifth day of December in every year

2.3       INSURANCE PREMIUMS

          AND ALSO PAYING to the Lessors within seven days of written demand and as additional rent (which shall be recoverable by action or distress in the same manner as for rent in arrear) such sum or sums as shall from time to time be specified by the City Surveyor to be a fair and reasonable proportion of the premiums payable by the Lessors (without deduction in respect of agency or other commission which amounts the Lessors shall be entitled to retain for their own benefit) for insuring the Building in accordance with the Lessors' covenant hereinafter contained and in relation to such other insurances as the Lessors deem (in their reasonable opinion) appropriate in connection with any matter involving or relating to the Building

2.4       SERVICE CHARGES

          AND ALSO PAYING as additional rent (which shall be recoverable by action or distress in the same manner as for rent in arrear)

2.4.1 For the provision of the Services to the Building or to the Premises (as the case may be) a yearly service charge calculated and payable in accordance with this Clause 2.4 and Clauses 2.5 and 2.6

2.4.2 A sum on account of such yearly service charge (payable unless otherwise required by Lessors by equal quarterly payments in advance at the same time and in the same manner as the Yearly Rent) subject to variation as hereinafter provided and such other amounts in respect of unanticipated costs expenses and outgoings as shall from time to time be properly demanded by or on behalf of the Lessors

2.5       SERVICE CHARGES - ACCOUNTING PROVISIONS

2.5.1 The sum payable on account of the yearly service charge shall be calculated annually and shall be a fair and reasonable proportion certified by the City Surveyor of the anticipated costs and amounts to be expended by the Lessors in providing the Services together with a management charge of ten per cent thereof

2.5.2 The proportion payable by the Lessee is to be calculated in the absence of other factors which the City Surveyor considers (in his reasonable opinion) to be relevant by reference to the net lettable floor area of the Premises as a proportion of the aggregate net lettable floor area of the Building from time to time let or intended for letting by the Lessors and shall be expressed as a percentage of the total expenditure

2.5.3 The Lessors may at their discretion calculate a single percentage applicable to all expenditure attributable to the Building or alternatively may (provided it is reasonable to do so) calculate separate percentages applicable to the various types of Services (depending on whether a particular service is provided to the Building or for the benefit of a specific lessee or lessees)

2.5.4 The Lessors shall be at liberty from time to time to add to the Services or to amend or reduce the same or (provided that in doing so they act reasonably and in accordance with the principles of good estate management) to re-calculate (from time to time) the percentages

2.6       SERVICE CHARGES - ANNUAL CERTIFICATE

2.6.1 The amount of the yearly service charge for each Financial Year shall be ascertained and certified annually by a certificate ('the Annual Certificate') signed by the City Surveyor as soon as may be practicable after the end of each Financial Year containing a fair summary of costs expenses and outgoings incurred by the Lessors for the provision of the Services with a management charge of ten per cent thereof and specifying the proportion thereof payable by the Lessee

2.6.2 A copy of the Annual Certificate for each Financial Year shall be supplied by the Lessors to the Lessee on written request and without charge to the Lessee and shall be conclusive evidence (in the absence of manifest error) of the matters which it purports to certify

2.6.3     The yearly charge may include:-

          2.6.3.1 both actual and reasonably anticipated costs expenses and outgoings

          2.6.3.2 a fair and reasonable proportion of payments of a periodically recurring nature (whether recurring by regular or irregular periods) whenever disbursed incurred or made including such sum or sums of money by way of reasonable provision for anticipated expenditure in respect thereof as the City Surveyor may in his discretion allocate to the period in question as being fair and reasonable in the circumstances

2.6.4 Within 28 days of the issue of the Annual Certificate for any Period there shall be paid by the Lessee to the Lessors any balance of the yearly service charge found payable for the period in respect of which the Annual Certificate is issued or there shall be allowed by the Lessors to the Lessee any amount which may have been overpaid by the Lessee by way of advance payment as the case may require

3.0       LESSEE'S COVENANTS

          THE Lessee HEREBY COVENANTS with the Lessors:-

3.1       Rent

          To pay the Yearly Rent and additional rents on the days and in the manner hereinbefore appointed for payment thereof without any deduction or set-off (save as required by law) and if so required by the Lessors to make such payments by direct transfer to any bank and account in the United Kingdom as the Lessors may nominate

3.2       Rates and Outgoings

3.2.1 To bear and pay the uniform business rates and all other taxes rates charges assessments outgoings and impositions whatsoever parliamentary municipal or otherwise which now are or at any time during the Term shall be charged assessed or imposed upon the Premises or upon the landlord or tenant thereof in respect of the same whether newly or by way of increase and whether any such future taxes rates charges assessments duties outgoings or impositions shall or shall not be in the nature of those now in being and to pay to the Lessors on demand a fair and reasonable proportion of any such matters as are charged assessed or imposed upon any part of the Building not intended to be occupied by a tenant except any tax (other than Value Added Tax or any tax of a similar nature which may be substituted for or levied in addition to it) on the rents hereby reserved and any tax occasioned by any dealing with the reversion expectant on the Term not arising by reason of some act or omission on the part of the Lessee.

3.2.2 If the Lessors lose rating relief (which the Lessors would otherwise have actually utilised) after expiry of the Term because it has been allowed to the Lessee or any undertenant to make good that loss upon demand notwithstanding expiry of the Term

3.2.3 To pay to the Lessors on demand a fair and reasonable proportion of any amount which the Lessor may be called upon to pay by way of proper contribution towards the expense of making repairing maintaining rebuilding and cleaning any ways roads pavements or structures pipes party fences walls or anything which may belong to or be used in common with other premises near or adjoining the Building

3.3       Value Added Tax

          In addition to Yearly Rent and other payments of whatsoever nature which are or shall be reserved or which are or may become payable by or on behalf of Lessee pursuant to the provisions of this Lease to pay and keep the Lessors indemnified against all Value Added Tax (or any tax of a similar nature which may be substituted for or levied in addition to it) which is or may at any time hereafter become payable in respect thereof including an amount equivalent to any such tax on any sums which are liable to be reimbursed to the Lessors subject in all cases to receipt of a valid VAT invoice in respect of the same

3.4       Statutory Obligations

3.4.1 To do and execute all such works as under or by virtue of any statute or other legislation for the time being in force shall be required to be done or executed in respect of the Premises or the use thereof whether by the landlord or by the tenant thereof and otherwise to comply with such statutes and legislation

3.4.2 To pay to the Lessors on demand a fair and reasonable proportion of any expense incurred by the Lessors in complying with any such statutory obligations as relate to the Building (whether or not in common with the Premises)

3.4.3 At the request of the Lessors (and at the joint expense of the parties) to make or join with the Lessors in making any reasonable representation that the Lessors consider appropriate or otherwise contesting any proposal for a statutory obligation that relates to or includes the Premises or the Building

3.5       Lessee's Insurance Obligations

3.5.1 Not to do or allow to be done in or on the Premises anything whereby any insurance effected by the Lessors of the Premises or the Building or any part thereof or the insurance of any neighbouring property for the time being owned by the Lessors may be vitiated or prejudiced

3.5.2 Not without the consent of the Lessors to do or allow to be done anything whereby any additional premium may become payable for the insurance of the Premises or the Building or any such other property

3.5.3 To pay to the Lessors on demand the whole of any increased or additional premium required as a result of the Lessee's use or occupation of the Premises or anything brought onto the Premises the amount thereof (in case of dispute) to be certified by the Chamberlain and a fair and reasonable proportion of the cost of any insurance valuations of the Building carried out by the Lessors from time to time (provided that the Lessee shall not be required to pay amounts in respect of insurance valuations more than once in every three (3) years)

3.5.4 Not to effect any separate insurance of the Premises against loss or damage by the Insured Perils

3.6       Repairs and Decoration

3.6.1 At all times during the Term and at the expense of the Lessee well and substantially to maintain and repair the Premises and keep the same in good condition (damage by the Insured Perils excepted save to the extent that the policy may be vitiated by an act or omission of the Lessee) and to replace all landlord's fixtures and fittings when reasonably necessary with a modern equivalent

3.6.2 To keep the internal and external surfaces of the windows and all other glass surfaces including the glass walls of the lightwell clean

3.6.3 In every fifth year and in the last year of the Term (howsoever determined) to paint with two coats and decorate in a workmanlike manner all such parts of the Premises as have been previously painted and decorated using only materials and (in the last year of the Term) colours approved by the City Surveyor (whose approval shall not be unreasonably withheld or delayed)

3.7       Electrical Installations

3.7.1 To keep in good repair and maintain the electrical installation exclusively


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          serving the Premises including all switchgear and services

3.7.2 Not to carry out any alteration to the said electrical installation switchgear and services without the previous consent in writing of the City Surveyor (such consent nor to be unreasonably withheld or delayed)

3.7.3 To ensure that at all times the Premises comply with the regulations for electrical equipment as published from time to time by the institution of Electrical Engineers

3.7.4 Not to connect any apparatus to the electrical installation that might endanger or overload it 3.8 To Yield Up At the end or sooner determination of the Term 3.8.1 to yield up unto the Lessors the Premises so repaired and decorated as aforesaid together with all landlord's fixtures improvements and things which now are or at any time during the Term shall be set up fixed or fastened to or upon or in or about the Premises or any part thereof

3.8.2     to give up all keys of the Premises to the Lessors

3.8.3 to remove any tenants' fixtures and signage (if so requested by the City Surveyor) and to make good any damage caused by such removal to the reasonable satisfaction of the City Surveyor

3.8.4 to pay to the Lessors on demand any costs properly incurred by the Lessors in complying with these obligations in default of compliance by the Lessee

3.8.5 to provide to the Lessors all documents test certificates and other information in the Lessee's possession relating to mechanical and electrical plant and installations

3.9       To Permit Entry and Execute Repairs

3.9.1 To permit the City Surveyor and the agents workmen and employees of the Lessors and those authorised by the Lessors at all times on reasonable notice (except in case of emergency) to enter upon the Premises:-

          3.9.1.1   for the purpose of viewing and examining the state and


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


                    condition and user thereof

          3.9.1.2   for the purpose of carrying out or providing the Services

          3.9.1.3 for any reasonable purpose connected with the management of the Building

3.9.2 That in case any defect or want of repair or unauthorised addition or alteration shall then be found (and upon notice thereof in writing being given to the Lessee or left upon the Premises) as soon as reasonably possible to commence and diligently proceed to carry out works to cause the same to be repaired or remedied or removed in compliance with the terms of this Lease and such notice and to complete such works of repair or remediation or removal within three months of the date of such notice (or sooner in case of necessity)

3.9.3 In case of default to permit the workmen or agents of the Lessors (without prejudice to their right of re-entry) to enter the Premises and execute such works of repair or remediation or removal as appropriate

3.9.4 To pay all proper costs and expenses incurred in relation thereto to the Lessors on demand together with interest thereon calculated at the rate of four per cent (4%) above the Interest Rate and compounded on the usual quarter days for the whole period from the date of expenditure until the date of payment to the Lessors (whether before or after any judgment) such sums shall be recoverable as if the same were rent in arrears

3.9.5 To give notice immediately to the Lessors (as soon as the Lessee becomes aware of the same) of any defect in the Premises or the Building or any matter or thing which might give rise to a liability or duty on the Lessors and to indemnify the Lessors against the consequences of failure to do so

3.10      Lessors' Works

3.10.1 To permit the City Surveyor and the agents workmen and employees of the Lessors and those authorised by the Lessors to enter and remain upon the Premises at all times on reasonable notice (except in case of emergency) so far as may be necessary in order to carry out any works or repairs to the Premises or the Building for which the Lessors may be liable or which the Lessors may desire (in accordance with the principles of good estate management) to carry out or to repair or rebuild any adjoining or contiguous premises belonging to the Lessors or to cleanse empty or repair any of the sewers drains or gutters belonging to the same the persons exercising the right causing as little damage as reasonably possible and making good all damage to the Premises occasioned by the exercise of such right (to the reasonable satisfaction of the Lessee) but without payment of compensation for any annoyance nuisance damage noise vibration or inconvenience caused to the Lessee or any occupier of the Premises

3.10.2 In case any dispute or controversy shall at any time arise between the Lessee and the tenants or occupiers of any adjoining or contiguous premises belonging to the Lessors relating to the said sewers drains or gutters or to any easements or privileges whatsoever affecting or relating to the Premises or any adjoining or contiguous premises belonging to the Lessors the same shall from time to time be settled and determined by the City Surveyor in such manner as he shall direct

3.11      Access of Light etc

3.11.1 Not by building or otherwise to stop up or obstruct any access of light or air as enjoyed in fact to any premises the estate or interest whereof in possession or reversion now is or hereafter may be vested in the Lessors

3.11.2 Nor to permit any new window light opening doorway path passage drain or other encroachment right or easement to be made or acquired into against or upon the Premises which might be or grow to the damage annoyance or inconvenience of the Lessors

3.11.3 In case any such window light opening doorway path passage drain or other encroachment shall be made or attempted to be made or any such right or easement attempted to be acquired to give immediate notice thereof to the Lessors and at the request of the Lessors (and at the parties' joint expense) to adopt such means as may be reasonably required or deemed proper by the City Surveyor for preventing any such encroachment or the acquisition of any such easement

3.12      Alterations and Additions

3.12.1 Not to cut injure or divide (other than as permitted by this Lease) the Premises or any part thereof

3.12.2 Not to unite or annex the Premises or any part thereof to any adjoining premises

3.12.3 Not to make any alteration or addition to the Premises (other than the installation repositioning or removal of internal demountable partitioning) without having first obtained the approval in writing of the City Surveyor (such approval not to be unreasonably withheld or delayed)

3.12.4 At the end or sooner determination of the Term (if so requested by the City Surveyor) to remove any internal demountable partitions and any additions or alterations to the Premises to the extent so requested and to make good any damage caused by such removal to the reasonable satisfaction of the City Surveyor

3.13      Prohibited Uses and Activities

3.13.1    Not to permit any sale by auction to be held upon the Premises

3.13.2 Not to suffer the Premises or any part thereof to be used for the purpose of any exhibition of pictures or views or other things or any kind of show or spectacle to which admission shall be by payment or where although no payment be asked for admission to the Premises any kind of payment or fee shall be charged or demanded after admission has been obtained or where the purchase of any article is made a condition of such admission but this covenant is not to limit prejudice or affect any other covenant herein contained

3.13.3 Not to bring onto the Premises or into the Building nor to permit to remain on the Premises anything which is or might become dangerous harmful polluting or contaminating nor to use the Premises or any part thereof in a noisy noisome offensive illegal immoral or dangerous manner or do or permit or suffer to be done in or upon the Premises or any part thereof any act matter or thing which may in the opinion of the City Surveyor be or grow to be or become a nuisance or an annoyance to or to the prejudice of the Lessors their tenants or lessees or to the owners lessees or occupiers for the time being at any premises in the neighbourhood and without prejudice to the generality of the foregoing not to permit any music public address system or other broadcast of sound from the Premises to be audible outside the Premises or permit anyone to sleep or reside on the Premises or to allow animals on the Premises

3.13.4 Not to install safes and/or other heavy articles except as and where approved by the City Surveyor (such approval not to be unreasonably withheld or delayed)

3.13.5 Not to permit any goods to remain in or adjacent to the entrance to the Building or the Premises or upon any lift or upon any other part of the Building used in common with other occupiers thereof

3.14      Permitted Use

3.14.1 Not to use the Premises otherwise than as offices within Class B1 of the Town and Country Planning (Use Classes) Order 1987 (and ancillary uses in respect of those parts of the Premises situated in the basement of the Building)

3.14.2 To obtain all necessary consents for such permitted use under the Town and Country Planning Act 1990 and all other relevant legislation and comply with all the terms and conditions of such consents throughout the Term

3.15      Advertisements etc

3.15.1 Not at any time during the Term to affix or exhibit or permit to be affixed or exhibited upon any part of the Premises or the Building any placard notice sign or advertisement except such as may have been first approved in writing by the City Surveyor (such approval not to be unreasonably withheld or delayed)

3.15.2 Not at any time during the Term to affix or exhibit or permit to be affixed or exhibited in or upon any part of the Premises or the Building any illuminated placard notice or sign whether for the purpose of advertisement or otherwise without the prior consent in writing of the City Surveyor (such consent not to be unreasonably withheld or delayed)

3.16      Alienation

3.16.1 Not at any time during the Term to assign underlet share or part with possession or share occupation on of the Premises or any part thereof or any interest therein for all or any part of the Term except by way of an assignment or underlease of the whole of the Premises or an underletting (or in the case only of an underlease of the whole of the Premises a subunderletting) of a self-contained unit (as defined in Clause 3.16.5 below) within the Premises and then in each case only with the licence in writing of the Lessors (for so long as the reversion hereto is vested in the Mayor and Commonalty and Citizens of the City of London either under their seal or the hand of the Comptroller and City Solicitor) but so that a licence for an assignment or underlease or sub-underlease of the whole of the Premises or an underlease or sub-underlease of a self contained unit shall not (subject to the terms hereinafter appearing) be unreasonably withheld or delayed Provided That there shall not be more than six (6) occupiers (including the Lessee) of the Premises at any one time And Provided Further That the Lessee may share the occupation of the Premises with a group company (as defined in Section 42 of the Landlord and Tenant Act 1954) provided that no relationship of landlord and tenant is created

3.16.2 In the case of a proposed assignment (and for the purposes of section 19 (1) (a) of the Landlord Tenant Act 1927 (as amended) ('the 1927 Act') and the Landlord and Tenant (Covenants) Act 1995 ('the 1995 Act') such licence may be granted subject to any one or more of the following conditions to be satisfied prior to any such assignment:-

          3.16.2.1 that the assignee shall have entered into direct covenants with the Lessors to perform and observe all the tenant covenants of this tenancy as defined in the 1995 Act ('the tenant covenants') during the residue of the Term or until the assignee is released from such performance and observance in accordance with the 1995 Act

          3.16.2.2 that if reasonably so required by the Lessor the intending assignor shall have entered into an authorised guarantee agreement (as defined in Section 16 of the 1995 Act) with the Lessors in such form as the Lessors reasonably require and which shall be prepared by or on behalf of the Lessors at the cost of the intending assignor (such costs to be reasonable and proper)

          3.16.2.3 that if reasonably so required by the Lessors any guarantor of the Lessee's obligations under this Lease shall have guaranteed to the Lessors that the intending assignor will comply with the terms and conditions of the said authorised guarantee agreement on such terms and in such form as the Lessors reasonably require

          3.16.2.4 that if reasonably so required by the Lessors the proposed assignee shall have procured covenants with the Lessors in the licence to assign by a guarantor or guarantors (not being the intending assignor or any guarantor for the intending assignor) acceptable to the Lessors (acting reasonably) in such form as the Lessors may reasonably require and to include provision that in the event of disclaimer of this Lease by any liquidator or trustee in bankruptcy of the assignee the guarantor will if required (and requested within 90 days of such disclaimer) take up a new lease upon the same terms and at the same rent as this Lease for the unexpired residue of the Term

          3.16.2.5 that if reasonably so required by the Lessors the proposed assignee shall have provided a deposit to the Lessors of such sum (being not less than three months of the then Yearly Rent together with any Value Added Tax thereon) and on such terms as the Lessors may reasonably require as additional security for the discharge of the Lessee's obligations under this Lease

3.16.3 For the purposes of section 19 (1) (a) of the 1927 Act and otherwise it is hereby agreed that such licence may be withheld in any one or more of the following circumstances:-

          3.16.3.1 where an undertaking to pay all reasonable legal and surveyors costs of the Lessors together with disbursements and Value Added Tax arising on the application for consent to such assignment (whether or not consent is granted) has been requested but not given to the Lessors

          3.16.3.2 while any sums due from the Lessee to the Lessors under this Lease remain unpaid (save when a bona fide dispute in respect of any such sum is in progress)

          3.16.3.3 where the Lessee is in material breach of the covenants and conditions on the part of the Lessee herein contained

3.16.4    Every such underlease or sub-underlease as aforesaid shall:

          3.16.4.1  not be granted in consideration of a fine or premium

          3.16.4.2 be granted at the rack rent (reasonably obtainable as at the date of the underletting such expression being as defined at sub clause 2.1 at the Fourth Schedule) such rent not to be payable more than one quarter in advance subject to review in the same manner as the Yearly Rent

          3.16.4.3 contain covenants on the part of the underlessee or sub-underlessee against alienation except by way of assignment or underletting of the whole (save in the case of an underlease of the whole of the Premises which shall contain a covenant against alienation reflecting the provisions of clause 3.16.1 above) and a covenant to observe and perform the covenants on the part of the Lessee under this Lease other than those relating to payment of the Yearly Rent and other sums due under this Lease from the Lessee to the Lessors

          3.16.4.4 contain covenants to produce within one month next after the making thereof (without any demand by any person) for registration at the office of the Comptroller and City Solicitor a certified copy of every assignment of the sub-demised premises and every sub-demise (or the counterpart thereof) mortgage charge by way of legal mortgage probate letters of administration and other disposition of the Premises made by the underlessee or the persons deriving title under him and to pay the reasonable costs of the Comptroller and City Solicitor being not less than (pounds)30 plus Value Added Tax for the registration of every such assignment or sub-demise and

          3.16.4.5 in the case of an underletting or sub-underletting of a self contained unit only validly provide that the operation of the Landlord and Tenant Act 1954 Sections 24-28 (inclusive) is exluded in relation to the tenancy created by each and every permitted underletting or sub-underletting

3.16.5 For the purposes of Clause 3.16.1 above 'a self-contained unit' means either a whole floor or a part of a floor that either has direct access to the lifts or to a lobby serving the lifts

3.16.6 Not to release or waive any such covenant as aforesaid but by all reasonable means in the power of the Lessee (taking account of the particular circumstances) to enforce the performance thereof by every such underlessee and the persons deriving title under him

3.17 Registration of Devolution Within one month next after the making thereof (without any demand by the Lessors) to produce for registration at the office of the Comptroller and City Solicitor a certified copy of all assignments (or the counterparts thereof) mortgages charges by way of legal mortgage probates of wills letters of administration and other dispositions which shall be made of the Premises and to pay the reasonable costs of the Comptroller and City Solicitor for the registration of every such document being not less than (pounds)30 plus Value Added Tax

3.18      Reletting and Sale of Reversion

3.18.1 To permit the Lessors at any time during the six months immediately preceding the determination of the Term (or at any time during the Term in the case of a proposed sale of the Building) on reasonable prior notice to enter upon the Premises and affix and retain without interference upon any part thereof a notice for the reletting or sale of the same or for the sale of the Building provided the same does not materially interfere with the Lessee's use and enjoyment of the Premises

3.18.2 To permit all persons with authority from the Lessors or the City Surveyor at all reasonable times on reasonable notice to enter and view the Premises or any part thereof

3.19      Interest on Late Payments

          If the Yearly Rent or additional rent or any part thereof or any payment due under this Lease or any part thereof (whether formally demanded or not) shall be in arrear and unpaid after the date upon which the same ought to have been paid to pay interest to the Lessors thereon calculated at the rate of four per cent (4%) above the Interest Rate and compounded on the usual quarter days for the whole period from the date upon which such sum ought to have been paid until the date of payment (whether before or after any judgment)

3.20      Lessors' Costs

3.20.1 To pay on an indemnity basis all costs charges and expenses (including legal surveyors' and other professional fees) properly incurred by the Lessors in relation to:-

          3.20.1.1 the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or incurred in taking or considering proceedings under Sections 146 and 147 of the said Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court

          3.20.1.2 any steps taken in connection with the preparation and service of all notices and schedules relating to any want of repair of the Premises

          3.20.1.3 every application made for a consent or licence in connection with this Lease whether the same shall be granted or refused or proffered subject to any lawful qualification or condition or whether the application be withdrawn (provided that such refusal or conditions are reasonable)

          3.20.14   the recovery of rent or other sums due from the Lessee

          3.20.1.5  enforcement of the Lessee's obligations

3.21      Other Lessee's Obligations

3.21.1 If so required to produce such evidence as the Lessors may reasonably require to satisfy the Lessors that the provisions of this Lease have been complied with

3.21.2 To be responsible for and to keep the Lessors indemnified against all losses costs claims expenses demands and liabilities resulting directly or indirectly from any breach by the Lessee of the provisions of this Lease

3.21.3 If so required to notify the Lessors of the name and home telephone number of at least two persons having the control of the keys to the Premises

3.21.4 For so long as this Lease remains vested in Digitas (Europe) Inc and unless and until the Lessee is entitled to be released from such obligation to comply with the requirements of clause 3 of the Agreement for Lease

4.0       ARBITRATION

          Without prejudice to any other rights of the Lessors under this Lease if any dispute or difference shall arise between the parties hereto and the Lessors so require by notice in writing to the Lessee THEN SUCH dispute or difference shall be referred to the arbitration of an independent surveyor to be appointed by agreement between the Lessors and the Lessee or in default of agreement to be appointed on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors such surveyor to act in accordance with the Arbitration Act 1996

5.        PROVISO FOR RE-ENTRY

          PROVIDED ALWAYS and it is hereby agreed and declared that:-

5.1 If the said rents or any part thereof shall be unpaid for twenty one days after any due date for payment (whether formally demanded or not) or if the Lessee is at any time in breach of any of its covenants conditions or agreements herein contained or if in relation to the Lessee (being a corporation) a voluntary arrangement is approved or an administration order is made or a receiver or administrative receiver is appointed of any of the Lessee's assets or undertaking or a winding-up resolution or petition is passed or presented (otherwise than by a solvent company for the purposes of reconstruction or amalgamation) or if any circumstances arise which entitle the Court or a creditor to appoint a receiver administrative receiver or administrator or to present a winding-up petition or make a winding-up order OR if in relation to the (being an individual or individuals) an interim order is made or a voluntary arrangement approved or if a bankruptcy order is made or if a receiver or trustee in bankruptcy is appointed of the Lessee's estate or other similar or equivalent action is taken against or by the Lessee by reason of insolvency or in consequence of debt THEN AND IN ANY SUCH CASE it shall be lawful for the Lessors or any person or persons duly authorised by the Lessors in that behalf to re-enter upon the Premises or any part thereof in the name of the whole and to forfeit this Lease but without prejudice to any right of action or remedy of the Lessors in respect of any antecedent breach of any of the covenants by the Lessee or conditions herein contained

6.0       SUSPENSION OF RENT

6.1 If during the Term the Premises or any part thereof or any portion of the Building shall be destroyed or damaged by any of the Insured Perils against which the Lessors have insured so as to render the Premises or any part thereof unfit for occupation or use by the Lessee then (if no insurance of rent or premises effected by the Lessors shall have been vitiated or prejudiced by some act or default of the Lessee) the Yearly Rent hereby reserved or a fair proportion thereof according to the nature and extent of the destruction or damage sustained shall as from the date of such destruction or damage and until the expiry of three years from the date of such damage or destruction or until the Premises are again rendered fit for occupation and use as aforesaid (whichever is the earlier) be suspended and cease to be payable

6.2 Any dispute as to the extent proportion or period of such suspension shall be determined by Arbitration

7.0       MISCELLANEOUS PROVISIONS

7.1 Nothing herein contained or implied shall impose or be deemed to impose any restriction on the use of any land or buildings not comprised in this Lease or give the Lessee the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant agreement or condition entered into by any purchaser from or any lessee tenant or occupier of the Lessors in respect of property not comprised in this Lease or to prevent or restrict in any way the development of any land not comprised in this Lease

7.2 Nothing herein contained shall be deemed in any way to waive diminish or affect any existing or future powers and duties of the Lessors in relation to the Premises in any capacity other than their capacity as owners of the reversion expectant on the determination of the Term

7.3 Nothing in this Lease or in any consent granted by the Lessors implies that the Premises may be used for any particular purpose

7.4 Each of the Lessee's covenants will remain in force even if the Lessors have waived or temporarily released that covenant (other than an express waiver or release) or waived or released a similar covenant in a lease at other parts of the Building or any adjoining premises

7.5 The Lessors shall have power at all times without obtaining any consent from or making any compensation to the Lessee to deal as the Lessors may think fit with any of the property belonging to the Lessors which adjoins or is opposite or near to the Premises and to erect or suffer to be erected on such adjoining opposite or neighbouring property any buildings whatsoever whether such buildings shall or shall not affect or diminish the light or air which may now or at any time or times during the Term be enjoyed by the Lessee or any tenants or occupiers of the Premises or any part thereof or interfere with the enjoyment of the Premises by them (and the same shall not constitute any derogation from the Lessors' grant or breach of the covenant in Clause 9.1) and the Lessors shall be entitled to the sole benefit of any compensation paid in respect of any obstruction of or interference with any access of light or air which may at any time or times be suffered by the Premises and shall be under no liability to pay any part of any such compensation to the Lessee or to compensate the Lessee in any way in respect of any such obstruction or interference

7.6 Section 62 of the Law of Property Act 1925 shall not apply to this Lease and the access of light and air to the Premises shall unless and until interrupted be enjoyed by consent of the Lessors and this provision shall be deemed to be a consent or agreement in writing made for that purpose within the meaning of Section 3 of the Prescription Act 1832 Provided That in the exercise of the rights referred to above the Lessee's use and enjoyment of the Premises shall not be materially adversely affected

7.7 No person who is not a party to this Lease shall have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or otherwise benefit from the provisions hereof but so that this clause shall not affect the rights and remedies of any third party which exists or is available independently of the provisions of the said Act

8.0       NOTICES

8.1 A notice under this Lease must be in writing and unless the receiving party or its authorised agent acknowledges receipt is valid if (and only if) it is given by hand or sent by special or recorded delivery post and is served

          8.1.1 where the receiving party is the Lessee or the Surety at the Premises or in the case of a company incorporated within Great Britain at its registered office

          8.1.2 where the receiving party is the Lessor at Guildhall London EC2P 2EJ or at such other address specified in a notice given by the Lessors to the Lessee provided that for as long as the reversion expectant on the Term invested in the Mayor and Commonalty and Citizens of the City of London such notices shall be sent to the Comptroller and City Solicitor

8.2 A notice sent by special or recorded delivery post is to be treated as served on the third working day after posting whenever and whether or not it is received

8.3 The term 'working day' means a day when the clearing banks in the City of London are open for business and working days shall be construed accordingly

8.4 If the receiving party consists of more than one person a notice to one of them is notice to all

9.0       LESSORS' COVENANTS

          THE LESSORS HEREBY COVENANT with the Lessee that:-

          Quiet Enjoyment

9.1 The Lessee paying the Yearly Rent and additional rents hereby reserved at the times and in the manner aforesaid and performing and observing the covenants herein contained on the part of the Lessee to be performed or observed shall and may hold and enjoy the Premises during the Term without any interruption from the Lessors or any person lawfully claiming through under or in trust for them

9.2       To Insure

9.2.1     Subject to the payment by the Lessee of the sums referred to in Clause
          2.3 hereof and to the performance and observance by the Lessee of the provisions of sub-clause 3.5 hereof the Lessors will insure and keep insured the Building against loss or damage by the Insured Perils the full reinstatement value thereof TOGETHER with insurance against loss of rent for three years or other period as they shall reasonably require PROVIDED THAT:-

          9.2.1.1 the Lessors' covenant to insure against any particular risk is subject to the insurance for such risk being ordinarily available with a reputable insurer for premises such as the Premises and the Building and acceptability to the Lessors of the level of premiums

          9.2.1.2 the insurance will be subject to any excess or limitations (in line with current market practice) that the insurers may require

          9.2.1.3 the Lessors may from time to time vary or suspend (temporarily or permanently) any insurance against any of the Insured Perils (provided that they notify the Lessee in writing in advance of doing so) or may insure against additional perils if in its absolute discretion it considers it is appropriate so to do

9.2.2 The Lessors will provide to the Lessee whenever reasonably requested so to do (but not at intervals more frequent than annual) reasonable evidence of the terms of any policy of insurance effected by the Lessors and written confirmation or evidence of payment of premiums

9.2.3 The Lessors will as soon as reasonably practicable notify the Lessee of any material change in the risks covered by its policy of insurance or any material change the terms thereof

9.3       To Provide Services

          Subject to the payment by the Lessee of the sums referred to in Clause
          2.4 hereof the Lessors will as far as reasonably possible provide the Services PROVIDED that

9.3.1 no obligation is imposed upon the Lessors to provide the Services except at the times and in the manner in which the Lessors shall in their reasonable discretion deem necessary and

9.3.2 the Lessors shall not be liable to the Lessee for any loss damage or inconvenience caused by any breakdown or failure to provide the Services or any temporary interruption or suspension thereof howsoever arising Provided That the Lessors use all reasonable endeavours to remedy any such breakdown or failure to provide services

9.4       To Reinstate

9.4.1 Whenever damage to the Building by the Insured Perils shall have occurred (and subject to the Lessee having notified the Lessors thereof)

          9.4.1.1 to notify the insurer of the damage and to claim all sums due the policy of insurance and

          9.4.1.2 subject to any required statutory consents having been obtained to apply any insurance money received in respect of such damage (except sums for loss of rent) in rebuilding and reinstating the Building (subject as herein mentioned)

9.4.2 PROVIDED that the Lessors need not rebuild or reinstate while prevented from so doing by:-

          9.4.2.1 failure by the Lessors to obtain any required statutory consents despite using reasonable endeavours

          9.4.2.2 some defect in the site upon which rebuilding or reinstatement is to take place such that it could not be undertaken or could only be undertaken at a cost in excess of the insurance cover

          9.4.2.3 any Act of God of war or government action or any strike lock-out or any other similar circumstances beyond the Lessors' reasonable control

          9.4.2.4 the insurance monies being withheld in whole or in part by reason of some act or neglect of the Lessee

                    AND PROVIDED FURTHER that if rebuilding or reinstatement is in the opinion of the City Surveyor impossible or impracticable the Lessors may serve a notice on the Lessee referring to this clause whereupon this Lease will immediately come to an end without prejudice to any rights which either party may have against the other and all insurance monies will thereupon belong to the Lessors absolutely

                    AND PROVIDED FURTHER that if within 2 years and 9 months from the date of damage/destruction the Premises and/or the Building have not been reinstated and/or the Premises are not capable of and fit for beneficial occupation and use for the user permitted herein then either party may at any time thereafter determine the Term on giving to the other not less than three months' notice in writing and immediately on the expiration of such notice this present demise and everything herein contained shall cease and be void but without prejudice to any rights which either party may have against the other

9.5       Enforcement of Lessors' Warranties

9.5.1 If within six years of the date of this Lease (or twelve years in the case of defects relating to aspects of the Works carried out pursuant to the Building Contract as that term is defined in the Agreement for Lease) compliance with the Lessors' obligations in respect of repair of the Building under the Lease involves or would involve any expenditure of money by the Lessors and in the reasonable opinion of the Lessors (and in the event of any dispute between the Lessors and the Lessee as determined by an Independent Surveyor appointed in the same manner as is provided for in Clause 4 of this Lease) all or any part of such expenditure would not have been incurred had it not been for the existence of a defect in the refurbishment of the Premises ("the Works") carried out by the Lessor under the Agreement for Lease or in anything installed in the Premises as part of the Works which is attributable to

          (a) defective design or

          (b) defective supervision of construction or installation of the Works or

          (c) defective workmanship or materials or

          (d) the Works having been carried out otherwise than in accordance with the specification as referred to in the Agreement for Lease then the Lessee may require the Lessors and the Lessors shall take all reasonable steps (including if appropriate the institution of proceedings) to enforce all rights and remedies of the Lessors (whether in contact or tort) which the Lessors may at any time have in respect of any of the items listed in sub-clause (a) to (d) inclusive with at view to procuring the remedy of such defect by the person or persons concerned without cost to the Lessors or the Lessee or (as the case may be) to recover from the person or persons concerned the cost (including all incidental expenses) of remedying the same

9.5.2 Any money recovered by the Lessors from any person in accordance with Clause 9.5.1 above (whether by way of compensation damages or otherwise) in respect of the defect in question shall be held on trust by the Lessors to be applied

          (a) first in making good the defect in question

          (b) secondly in or towards payment of all professional costs fees and expenses whatever incurred by the Lessors in compliance with its obligations under Clause 9.5.1 in respect of the defects in question (save to the extent the same may have previously been met by the Lessee)

          (c) thirdly in or toward payment or repayment to the Lessee of all (if any) costs and incidental expenses incurred by the Lessee

9.5.3 The obligations in Clauses 9.5.1 and/or 9.5.2 shall arise only if the defect in question is material or the expenditure to remedy the same would be substantial and would be a matter which the Lessee would be liable for by way of service charge

          10.0      NEW LEASE

                    This Lease is a new Lease under the 1995 Act

          11.0      SURETY CLAUSE

          11.1 The Surety covenants with the Lessors named in this Lease and (without the need for any express assignment) with all of its successors in title:

          11.1.1 That if the Lessee does not pay the Yearly Rent or any other sum due under this Lease to pay to the Lessors on demand the Yearly Rent or other sum and the expression "other sum" includes (for example) any sum that the Lessee is ordered to pay in any proceedings arising out of this Lease or agrees to pay by way of settlement of those proceedings

          11.1.2 That if the Lessee is in breach of any provision of this Lease to remedy that breach on demand and to indemnify and keep indemnified the Lessors against all losses costs claims or demands suffered by the Lessors as a result (directly or indirectly) of that breach

          11.1.3    That in addition to the obligations set our in clauses
                    11.1.1 and 11.1.2 and if this Lease is disclaimed by a trustee in bankruptcy or liquidator to pay to the Lessors on demand an amount equal to the Yearly Rent and other sums of a recurring nature that would have been payable under this Lease for the period beginning on the date of disclaimer and ending on the earliest of


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

          11.1.3.1  the date upon which the Premises are re-let or

          11.1.3.2  the expiry of the Term or

          11.1.3.3 the expiry of the period of 90 days beginning on the date of the disclaimer

          11.1.4 That if this Lease is disclaimed as aforesaid and if requested by Lessors within ninety days of disclaimer to take from the Lessors a lease of the Premises from the date of disclaimer for the residue of the Term at the Yearly Rent payable at the time of disclaimer (or where a rent review is pending at the time of disclaimer at the Yearly Rent that is subsequently agreed or determined to have been payable at the time of disclaimer) and upon the same terms as those contained in this Lease with all provisions of a periodical nature (including for example those relating to review of the Yearly Rent) expressed to apply on the actual dates that would have applied if this Lease had not been disclaimed

          11.1.5 To pay the proper costs of the Lessors incurred in relation to the grant of the lease to the Surety

          11.2 The obligations of the Surety set out in clause 11.1 will continue to apply even if:

          11.2.1 the Lessors grant any time or indulgence to the Lessee or fail to enforce payment of the Yearly Rear or other sum or the performance of the terms of this Lease

          11.2.2 the Lessors refuse to accept the Yearly Rent tendered when the Lessors are entitled (or would after the service of a notice under the Law of Property Act 1925 section 146 be entitled) to re-enter the Premises

          11.2.3 the terms of this Lease are varied except that where a variation increases an obligation of the Lessee (other than the obligation to pay a revised Yearly Rent referred to in


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

                    clause 11.2.4) or imposes a new obligation on the Lessee the Surety will not be liable in respect of that variation but will be liable on the terms of this Lease without that variation

          11.2.4 a revised Yearly Rent has been agreed or determined including any stepped rent phased rent or other rental formula that may be agreed

          11.2.5 the Lessee surrenders part of the Premises and where this happens the liability of the Surety under this Lease continues for the part of the Premises not surrendered after making any necessary apportionments under the Law of Property Act 1925 section 140

          11.2.6    the Surety would have been released by any other event

          11.3      The Lessee covenants with the Lessors:

          11.3.1 to give notice to the Lessors within fourteen days if the Surety (or if more than one person is included in this term any of them) or any other guarantor for the Lessee for the time being becomes insolvent (as defined in clause 11.3.3 below) or dies or has a receiver appointed under the Mental Health Act 1983

11.3.2 if required by the Lessors following the service of a notice under the preceding clause to procure that within twenty eight days of the request some other person reasonably acceptable to the Lessors enters into covenants with the Lessors in the form of clauses 11.1 - 11.2 or in such other form as the Lessors reasonably require

11.3.3 For the purposes of clause 11.3.1 above 'insolvent' shall mean (if the Surety is a corporation) that a voluntary arrangement is approved or an administration order made or a receiver or administrative receiver appointed of any of the Surety's assets or undertaking or a winding-up resolution or petition is passed (otherwise than by a solvent company for the purposes of reconstruction or amalgamation) or (if the Surety is an individual or individuals) an interim order is made or a voluntary arrangement approved or if a bankruptcy order is made or if a receiver or trustee in bankruptcy is appointed of the Surety's estate or other similar or equivalent action is taken against or the Surety by reason of insolvency or in consequence of debt

          IN WITNESS whereof this Lease has been executed as a Deed the day and year first above written

                               THE FIRST SCHEDULE

                          Rights and easements granted

1. The right (in common with all others having a like right) of passage and running of water and soil gas electricity telephone and other services or supplies from and to the Premises through such of the sewers drains conduits gutters watercourses pipes cables wires and mains serving the Premises which now are or hereafter during the Term may be in on over alongside or under adjoining premises belonging to the Lessors Provided that the foregoing shall not imply any right permitting the Lessee to make connections thereto nor to place in on over alongside or under such adjoining premises any sewers drains conduits gutters watercourses pipes cables wires or mains except such of the same and in such positions as may be approved by the City Surveyor in his absolute discretion

2. The right for the Lessee with the servants agents contractors and workmen of the Lessee so far as may be necessary and in accordance with any conditions the Lessor may reasonably impose at all reasonable times to enter on such adjoining premises of the Lessors on reasonable written notice (except in case of emergency) for the purpose of repairing cleansing maintaining and amending such sewers drains conduits gutters watercourses pipes cables wires and mains the Lessee doing as little damage as possible and making good all damage occasioned by the exercise of such right

3. Without prejudice to the other provisions of this Schedule the right to install plant and machinery on areas of the roof of the Building (subject to the Lessors' approval not to be unreasonably withheld or delayed)

4. The right for the Lessee with the servants agents contractors and workmen of the Lessee so far as may be necessary and in accordance with any conditions the Lessors may reasonably impose at all times on reasonable written notice to enter on to the roof of the Building for the purpose of inspecting repairing cleansing maintaining and amending such of the lessee's plant and equipment as may be situated thereon the Lessee doing as little damage as possible and making good all damage occasioned by the exercise of such right

5. The right to the use and enjoyment of the airspace within the lightwell above the first floor courtyard which forms part of the Premises between the surface of the said courtyard and the roof level of the Building but for the avoidance of doubt excluding the airspace above the roof light serving the ground floor retail premises within the Building

6. The right in common with all others having a like right to use the shared loading bay within the Building

7. The right in common with all others having a like right of access to and to use the bicycle parking areas situated beneath the pavement in Alfred Place

8. A right of entry (with or without workmen and equipment) at all times for all purposes to that part of the Premises situate in the basement of the Building

9. The right of way in common with all others having a like right at all times and for all purposes (including escape in case of emergency) over the shared staircase adjoining the shared loading bay and leading to and from Alfred Place

10 The right to place at the cost of the Lessee in a type design material and colour approved by the City Surveyor (matching existing notices boards or plates if the City Surveyor so requires) the name of the Lessee on a plate on the entrance door to the Premises

                               THE SECOND SCHEDULE


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

                     Reservations to the Lessors and others

1. The right of passage and running of water and soil gas electricity telephone and other services or supplies from and to adjoining premises of the Lessors through such of the sewers drains conduits gutters watercourses pipes cables wires and mains serving such adjoining premises which now are or hereafter during the Term may be in on or under the Premises

2. The right for the Lessors and their lessees licensees and tenants of such adjoining premises with servants agents contractors and workmen at all times on reasonable notice (except in case of emergency) to enter on the Premises for the purpose of connecting to laying repairing cleansing maintaining and amending such sewers drains conduits gutters watercourses pipes cables wires and mains the persons exercising this right causing as little damage as reasonably possible and making good all damage occasioned to the Premises by the exercise of such right to the reasonable satisfaction of the Lessee but without payment of compensation for any annoyance nuisance damage noise vibration or inconvenience caused to the Lessee or any occupier of the Premises in connection with the use by such persons of the Premises

3. The right of way for the Lessors and their lessees licensee and tenants of such adjoining premises with servants agents contractors and workmen at all times on reasonable written notice through the Premise to and from the roof of the Building for the purpose of installing plant or of inspecting repairing cleansing maintaining and altering such plant and equipment as may be situated thereon causing as little damage as reasonably possible and making good all damage occasioned to the Premises by the exercise of such right to the reasonable satisfaction of the Lessee

4. The right for the Lessors or the tenant or other occupier of the ground floor premises served by the roof light at the base of the lightwell to enter the Premises with or without servants agents and workmen and equipment at all reasonable times on reasonable notice (save in case of emergency) for the purpose of inspecting cleaning maintaining repairing or replacing the roof light causing as little damage as reasonably possible and making good all damage occasioned to the Premises by the exercise of such right to the reasonable satisfaction of the Lessee

5. The right of way on foot only in case of emergency up the stairs to and through the ground floor entrance area to Alfred Place for the tenants and occupiers of the basement premises within the Building

6. The right of way for the Lessors with servants agents contractors and workmen at all times through the ground floor entrance area and down the stairs to the basement to and from the boiler room

                               THE THIRD SCHEDULE

                                  The Services

1. Cleaning maintaining decorating repairing and renewing the exterior foundations structure and roof of the Building

2. Lighting heating cleaning maintaining decorating repairing and renewing the common parts of the Building (being all those parts that are not intended to be let) including (but not limited to):-

2.1 all drains sewers pipes wires and other conducting media other than those exclusively serving the Premises or exclusively serving other premises in the Building which are let or intended for letting

2.2 any areas used by the Lessors in connection with the provision of the Services

2.3 the common ducts and the contents of the switch rooms and battery room for emergency lighting

2.4       the shared loading bay

3.        The provision of heating to the Premises

4. Provision of a Premises Controller for the Building and the Lessors adjoining and neighbouring premises and appropriate office accommodation within the Building or Lessors' adjoining or neighbouring premises

5. Running expenses maintaining testing (where appropriate) repair renewal replacement and insurance of the boiler the building management system the sprinkler and fire alarm systems and other plant and equipment in or serving the Building other than any exclusively serving the Premises or exclusively serving other premises in the Building which are let or intended for letting

6. Provision of security patrols or such security arrangements as the Lessors consider appropriate

7.        Maintenance and repair of the bicycle parking areas

8.        Pest control

9. Provision of any other services facilities or amenities which the Lessors may from time to time reasonably consider to be for the benefit of the Building or any part of it (whether or not in common with other premises) or the occupiers thereof and in keeping with the principles of good estate management

                              THE FOURTH SCHEDULE

                                  Rent Review

1.1 The Yearly Rent may be reviewed by the Lessors as the Review Date by service on the Lessee of a notice requiring such review ('the Lessors' Notice') and if upon any such review the full rack rental value of the Premises has increased the Yearly Rent shall be increased to the full rack rental value of the Premises with effect from the Review Date (notwithstanding the Lessors' Notice being served either before or after such date)

1.2 If the Lessors and the Lessee shall fail to agree the full rack rental value within three months of the date of the Lessors' Notice it shall be determined by an independent surveyor to be appointed by agreement between the Lessors and the Lessee or in default of agreement to be appointed on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors

1.3 The determination by such independent surveyor shall be as arbitrator in accordance with Clause 4

1.4 The independent surveyor's costs in connection with such determination shall be borne in equal proportions by the Lessors and the Lessee

1.5 If any such independent surveyor shall die delay or be or become unwilling or incapable of acting or if for any other reason the said President shall in his absolute discretion think fit the said President shall in his absolute discretion and as often as necessary by writing discharge any such surveyor and appoint another in his place

2.1 For the purposes of the Lease 'full rack rental value' shall mean the best rent at which the Premises might reasonably be expected to be let in the open market (but taking no account of a tenant with a special interest in the Premises) (after the expiry of any rent free or concessionary rent period or the giving of any other inducement by the willing lessor to the willing lessee in connection with the fitting out of the Premises as would be negotiated in the open market so that no discount reduction or allowance shall be made to reflect (or to compensate the lessee or hypothetical tenant for the absence of) any such rent free or concessionary rent period or other inducement) by a willing lessor to a willing lessee at the Review Date without a premium with vacant possession for a term of equal length to the term originally hereby created calculated from the Review Date upon the terms of this Lease (other than the amount of rent but including these provisions for rent review) upon the following matters

2.2       THE ASSUMPTIONS ARE:-

          2.2.1 the Lessee has complied with all the covenants imposed by the Lease upon the Lessee including without prejudice to the generality of the foregoing the Lessee's obligations as to repair and redecoration

          2.2.2 the Premises are fit for immediate occupation and use for the purposes permitted by this Lease with all services connected including small power with floor boxes supplied

          2.2.3 the Premises have been fitted at the Lessors' expense with a 22mm Junkers steamed beech hardwood floor on a New Era floor levelling system or flooring and high grade carpet or floor covering of a similar quality and with Concord wall mounted uplighters and Tempora surface mounted up/downlighters or lighting of a similar quality

          2.2.4 no work has been carried out to the Premises by the Lessee or any predecessor in title during the Term which has diminished the rental value of the Premises

          2.2.5 in case the Building or any part thereof has been destroyed or damaged it has been fully restored

2.3       BUT DISREGARDING:-

          2.3.1 the occupation of the Premises by the Lessee or any of the Lessee's tenants or any of their respective predecessors-in-title

          2.3.2 any goodwill attached to the Premises by reason of the carrying on thereat of the business of the Lessee or any of the Lessee's tenants or any of their respective predecessors-in-title in that or any similar business

          2.3.3 any alterations or improvements to the Premises made otherwise than pursuant to any obligation to the Lessors on the Lessee's part to carry out such work (but which shall not include works on the part of the Lessee in compliance with clause 3.4 of this Lease) at the sole expense of the Lessee during the Term and not more than 21 years before the Review Date and with the consent of the Lessors

3.1 The revised rent payable by the Lessee as from the Review Date shall be the greater of:-

          3.1.1 any rent agreed between the parties or by an independent surveyor as hereinbefore provided or

          3.1.2     the rent payable immediately prior to the Review Date

4.1 If the revised rent has not been agreed as aforesaid before the Review Date then

          4.1.1 rent shall continue to be payable at the existing rate until the revised rent has been agreed and

          4.1.2 as soon as the revised rent has been so agreed the Lessee shall pay to the Lessors a sum equal to the amount (if any) by which the rent already paid falls short of the revised rent together with interest upon such shortfall at the Interest Rate calculated from the Review Date or any later date on which to same became due to the date of actual payment

5. Time shall not be of the essence in respect of any part of the review procedure hereinbefore contained

THE COMMON SEAL OF THE MAYOR
AND COMMONALTY AND CITIZENS
OF THE CITY OF LONDON was
hereunto affixed in the presence of:-


                                        /s/ J. Clift
                                        J. CLIFT
                                        ASSISTANT CITY SOLICITOR


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